                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               RSI Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               RSI HOLDINGS, INC.
                              28 EAST COURT STREET
                              POST OFFICE BOX 6847
                        GREENVILLE, SOUTH CAROLINA 29606
                            TELEPHONE (864) 271-7171

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 15, 1998


TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of RSI Holdings, Inc. (the "Company"), will be held at 10:00 a.m., local time, on January 15, 1998, at RSI Holdings, Inc., 28 East Court Street, Greenville, South Carolina, for the purpose of considering and acting upon the following:

1. The election of four directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2. To vote on approval of the proposed amendment to the RSI Holdings, Inc. Stock Option Plan to increase from 250,000 to 750,000 the aggregate number of shares issuable thereunder;

3. The ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal year 1998; and

4. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on December 3, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                           BY ORDER OF THE BOARD OF DIRECTORS
                           C. Thomas Wyche, Secretary



Greenville, South Carolina
December 12, 1997

A form of proxy is enclosed. To ensure that your shares will be voted at the Annual Meeting, you are requested to complete and sign the enclosed proxy and return it promptly in the enclosed, postage-paid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in the event you attend the meeting.

                               RSI HOLDINGS, INC.
                              28 EAST COURT STREET
                              POST OFFICE BOX 6847
                        GREENVILLE, SOUTH CAROLINA 29606

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                JANUARY 15, 1998

         This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of RSI Holdings, Inc., a North Carolina corporation (the "Company"), to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., local time, on January 15, 1998, at RSI Holdings, Inc., 28 East Court Street, Greenville, South Carolina. The approximate date of mailing this Proxy Statement and the accompanying proxy is December 12, 1997.

         Only shareholders of record at the close of business on December 3, 1997 are entitled to notice of and to vote at the Annual Meeting. As of such date, there were outstanding approximately 7,900,822 shares of common stock, $.01 par value per share ("Common Stock"), which constitute the only voting securities of the Company. Each share is entitled to one vote.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) delivery to the Secretary of the Company, at or before the Annual Meeting, of a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: RSI Holdings, Inc., 28 East Court Street, Post Office Box 6847, Greenville, South Carolina 29606, Attention: Investor Relations.

         All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the Annual Meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR election to the Board of Directors of the nominees described herein, FOR the approval of the proposed amendment to the Company's Stock Option Plan, FOR ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for fiscal year 1998, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting or any adjournment thereof.

         The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company as of December 3, 1997, is necessary to constitute a quorum at the Annual Meeting. An automated system administered by the Company's transfer agent tabulates votes cast in connection with the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock at December 3, 1997 is required to approve the amendment to the Stock Option Plan. Directors are elected by a plurality of votes cast at the Annual Meeting. The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the Company's 1998 fiscal year will be approved if a greater number of votes is cast for the proposal than is cast against the proposal. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Abstentions and broker nonvotes each count as a vote against the proposal to amend the Company's Stock Option Plan, but have no effect upon the votes with respect to the other matters to be voted upon at the meeting.


                             ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the number of directors to be elected at any meeting of shareholders shall not be less than three (3) nor more than ten (10), the exact number to be determined by the Board of Directors. The Board has determined that four directors shall be elected at the Annual Meeting. The Common Stock may not be voted cumulatively in the election of directors.

         The following four persons are nominees for election as directors at the Annual Meeting, to serve until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. Unless authority to vote at the election of directors is withheld, it is the intention of the persons named in the enclosed form of proxy to vote for the persons named below, all of whom are currently directors of the Company. Each such person is a citizen of the United States. There are no family relationships among the directors and the executive officers of the Company, except that Buck Mickel is the father of Buck A. Mickel.

         Management of the Company believes that all of the nominees will be available and able to serve as directors, but in the event any nominee(s) is not available or able to serve, the shares represented by the proxies will be voted for such substitute(s) as shall be designated by the Board of Directors.

         The table below sets forth certain information regarding the Company's nominees for election as directors.

                            NOMINEES FOR ELECTION AS
                            DIRECTORS OF THE COMPANY


Name, Age and Tenure
    as Director                     Principal Occupation and Background
--------------------                --------------------------------------------

Buck Mickel (72)                    Chairman of the Board and Chief Executive
Director since 1978(1)(2)           Officer of the Company. Mr. Mickel was
                                    elected Chairman of the Board and Chief
                                    Executive Officer of the Company in July
                                    1989. Mr. Mickel has served in various
                                    executive positions, including Vice Chairman of the Board of Directors of Fluor
                                    Corporation, which is engaged in the
                                    engineering, construction and minerals
                                    businesses, from which position he resigned in March 1987; Chairman of the Board of Directors of Daniel International
                                    Corporation, a construction company
                                    wholly-owned by Fluor Corporation, from
                                    which position he resigned in March 1987;
                                    and Chairman of the Board and Chief
                                    Executive Officer of RSI Corporation,
                                    Greenville, South Carolina (the former
                                    parent of the Company), from February 1978 until November 1989. Mr. Mickel also serves as a director of Fluor Corporation, Insignia
                                    Financial Group, Inc., The Liberty
                                    Corporation, Duke Power Company, Emergent
                                    Group, Inc., and Delta Woodside Industries,
                                    Inc.

C.C. Guy (65)                       Director of the Company. Mr. Guy served as
Director since 1978(1)(2)           President of the Company from July 1989
                                    until his retirement in January 1995. Since his retirement, he has served as a consultant to the Company on an as-needed basis. Mr. Guy was Vice
                                    President-Administration of the Company from
                                    1978 to July 1989. Mr. Guy served from
                                    October 1979 to November 1989 as President,
                                    Treasurer and a director of RSI Corporation.
                                    Mr. Guy currently serves as a director of Delta Woodside Industries, Inc.

Charles M. Bolt (67)                Director of the Company. Charles M. Bolt was
Director since 1982(1)(2)           President and Chief Executive Officer of the
                                    Company from 1984 to July 1989, when he was elected President of Distribution, a position that he held until his retirement in January 1995. Since his retirement, he has served as a consultant to the Company on an as-needed basis. Mr. Bolt was Vice
                                    President-Marketing of the Company from 1978 to 1984.

Buck A. Mickel (42) (1)(2)          Director of the Company. Buck A. Mickel was
                                    reelected Vice President of the Company
                                    effective September 1, 1996. Mr. Mickel
                                    served as a consultant to the Company from January 17, 1995, the date that he resigned as Vice President, until his reelection as Vice President. Mr. Mickel was originally elected Vice President of the Company in July 1989. Mr. Mickel served as a director on the Company or RSI Corporation from 1987 until December 1992. Mr. Mickel has served as President of Wiegmann & Rose
                                    International Corp. ("Wiegmann & Rose"), the
                                    Company's wholly-owned subsidiary, since
                                    August 1988. Mr. Mickel also currently
                                    serves as a director of Delta Woodside
                                    Industries, Inc.


(1)     Member of Compensation Committee.

(2)     Member of Audit Committee.

                The Board of Directors of the Company met in person three times and by telephone conference one time during the fiscal year ended August 31, 1997. The Compensation Committee of the Company met once during the fiscal year. The Audit Committee of the Company did not meet separately during the fiscal year but the Board considered Audit Committee matters in the course of meetings of the Board of Directors. Each Director attended at least 75% of the meetings of the Board and of any committee of which he was a member. The Board does not have a standing nominating committee.

                The Compensation Committee reviews and submits to the Board of Directors suggested salaries and other compensation for officers of the Company and its subsidiaries for the ensuing year.

                The Audit Committee generally makes recommendations to the Board regarding the selection of the independent public accountants, reviews the independence of such accountants, approves the scope of the annual audit, approves the rendering of any material non-audit services by the independent accountants, approves the fee payable to the independent accountants, and reviews the audit results.

            STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth certain information as of December 3, 1997, regarding the beneficial ownership of the Common Stock by: (i) persons beneficially owning more than five percent of the Common Stock; (ii) the directors and executive officers of the Company; and (iii) all directors and executive officers of the Company, as a group. Unless otherwise indicated in the notes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all the shares of Common Stock shown as beneficially owned by them.

                              Amount and
                              Nature of
Name and Address of           Beneficial                  Percent
Beneficial Owner              Ownership                of Class (13)
-------------------           ----------               -------------

Buck Mickel                     475,160 (1)                  6.0
415 Crescent Avenue
Greenville, SC 29605

Buck A. Mickel                1,199,196 (2)                 15.1
28 East Court Street
P. O. Box 6847
Greenville, SC  29606

C.C. Guy                        152,891 (3)                  2.0
918 Elizabeth Road
Shelby, NC 28150

Charles M. Bolt                 284,556 (4)                  3.6
3000 N. E. 48th Street
No. 201
Fort Lauderdale, FL 33308

C. Thomas Wyche                 359,449 (5)                  4.5
Post Office Box 728
Greenville, SC 29602

Minor H. Mickel                 475,160 (6)                  6.0
415 Crescent Avenue
Greenville, SC 29605

Charles C. Mickel               907,181 (7)                 11.5
28 East Court Street
P. O. Box 6847
Greenville, SC  29606

Minor Mickel Shaw               822,122 (8)                 10.4
P. O. Box 795
Greenville, SC 29602

Mr. William R. Kimball          746,853 (9)                  9.5
12 Eucalyptus Road
Belvedere, CA 94920

Joe F. Ogburn                   155,976 (10)                 2.1
208 Belvedere Avenue
Shelby, NC 28150

Matthew J. Marron, Jr.           40,100 (11)                 0.5
63 Woodvale Avenue
Greenville, SC 29605

All Directors and Executive   2,667,328 (12)                33.8
Officers of the
Company as a Group
(7 persons)

(1) Mr. Buck Mickel is Chairman of the Board of Directors and Chief Executive Officer of the Company. The number of shares shown as beneficially owned by Mr. Buck Mickel includes 10,000 shares directly owned by him and 465,160 shares directly owned by Mrs. Minor H. Mickel, as to which shares Mr. Mickel disclaims beneficial ownership. Mrs. Minor H. Mickel is the wife of Mr. Buck Mickel. Mrs. Minor H. Mickel and Mr. Buck Mickel are the parents of Mr. Buck A. Mickel, Mrs. Minor Mickel Shaw and Mr. Charles C. Mickel. Mr. Buck Mickel disclaims beneficial ownership of all shares owned by his wife.

(2) Mr. Buck A. Mickel is a Vice President and director of the Company. The number of shares shown as beneficially owned by Mr. Buck A. Mickel includes 1,179,196 shares directly owned by him and 20,000 unissued shares subject to employee stock options held by Mr. Mickel which are currently exercisable.

(3) Mr. C.C. Guy is a director and former President of the Company. The number of shares shown as beneficially owned by Mr. Guy includes 78,923 shares directly owned by him and 20,000 unissued shares subject to stock options held by Mr. Guy which are currently exercisable. The number of shares shown also includes 53,968 shares of the Company's Common Stock held by Mr. Guy's wife, as to which shares Mr. Guy disclaims beneficial ownership.

(4) Mr. Charles M. Bolt is a director and former President of Distribution of the Company. The number of shares shown as beneficially owned by Mr. Bolt includes 264,556 shares directly owned by him and 20,000 unissued shares subject to stock options held by Mr. Bolt which are currently exercisable.

(5) Mr. C. Thomas Wyche is Secretary of the Company. The number of shares shown as beneficially owned by Mr. Wyche includes 204,292 shares directly owned by him, 44,523 shares owned of record by Center, Inc., of which Mr. Wyche owns all of the outstanding common stock and is an officer and director, and 88,075 shares owned by the Profit Sharing Plan of Wyche, Burgess, Freeman & Parham, P.A. (the "WBFP Plan"), of which Mr. Wyche is a trustee and participant and which firm serves as general counsel to the Company. Of the shares owned by the WBFP Plan, the number of shares allocated to Mr. Wyche's account varies from year to year, depending on Mr. Wyche's respective interest in the WBFP Plan. Mr. Wyche disclaims beneficial ownership of the shares that are not allocated to his account. The figure shown also includes 22,559 shares owned by Mr. Wyche's wife. Mr. Wyche disclaims beneficial ownership of all of the shares owned by Mrs. Wyche.

(6) The number of shares shown as beneficially owned by Mrs. Minor H. Mickel includes 465,160 shares directly owned by her and 10,000 shares directly owned by her husband, Mr. Buck Mickel. Mrs. Mickel disclaims beneficial ownership of the shares of stock owned by Mr. Mickel.

(7) The number of shares shown as beneficially owned by Mr. Charles C. Mickel includes 862,658 shares directly owned by him, and all of the 44,523 shares beneficially owned by Center, Inc. of which Mr. Mickel is an officer and director. Mr. Mickel disclaims beneficial ownership of the shares owned by Center, Inc.

(8) The number of shares shown as beneficially owned by Mrs. Minor Mickel Shaw includes 802,188 shares directly owned by her, 2,748 shares owned by her as custodian for her children, and 17,186 shares owned by her husband as custodian for their children. Mrs. Shaw disclaims beneficial ownership of all shares beneficially owned by her husband and children.

(9) The number of shares shown as beneficially owned by Mr. William R. Kimball excludes 34,375 shares held by Mr. Kimball's deceased wife's estate, as to which shares Mr. Kimball disclaims beneficial ownership.

(10) Mr. Joe F. Ogburn is the Treasurer and Vice President of the Company. The number of shares shown as beneficially owned by Mr. Ogburn includes 135,426 shares directly owned by him and 20,000 unissued shares subject to employee stock options held by Mr. Ogburn which are currently exercisable. Such number also includes 550 shares held by Mr. Ogburn's wife, as to which shares Mr. Ogburn disclaims beneficial ownership.

(11) Mr. Matthew J. Marron, Jr. is President of the Company's subsidiary, HomeAdd Financial Corporation. The number of shares shown for Mr. Marron are owned directly by him.

(12) This number includes all shares included in the table above with respect to any director or executive officer and excludes the shares described in the notes above as being excluded from the table.

(13) Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") percentages of total outstanding shares have been computed on the assumption that shares of Common Stock that can be acquired within 60 days upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.


                               EXECUTIVE OFFICERS

        The following provides certain information regarding the executive officers of the Company:


Name and Age                       Position
------------                       ---------------------------------------------
Buck Mickel (72)                   Chairman of the Board and Chief Executive
                                   Officer (1)

Buck A. Mickel (42)                Vice President (1)

C. Thomas Wyche (70)               Secretary (2)

Joe F. Ogburn (59)                 Treasurer and Vice President (3)

Matthew J. Marron, Jr. (29)        President, HomeAdd Financial Corporation (4)

--------------------------

(1) See information under "Election of Directors".

(2) C. Thomas Wyche is a senior member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., with which firm he has practiced for the last four decades. From 1979 to November 1989, Mr. Wyche was the Secretary and a director of RSI Corporation. Wyche, Burgess, Freeman & Parham, P.A. serves as general counsel to the Company. Mr. Wyche served as a director of the Company or RSI Corporation from 1978 until January 1993.

(3) Joe F. Ogburn has served as Treasurer of the Company since September 1988 and Vice President of the Company since May 1995. Mr. Ogburn served as Controller of the Company from 1981 to September 1988. Mr. Ogburn served as a director of the Company from September 1987 to July 1989.

(4) During November 1996, the Company appointed Matthew J. Marron, Jr. as President of HomeAdd Financial Corporation, formerly CambridgeBanc, Inc., a recently acquired wholly-owned subsidiary of the Company through which the Company originates and sells home improvement loans secured by liens on improved property. Before joining the Company, Mr. Marron had served as Executive Vice President of CambridgeBanc, Inc. from 1995 to 1996. Prior to that time, from 1994 to 1995, he served as President of The CPE Institute, Inc., a financial education company for Certified Public Accountants, financial executives and tax preparers. From 1992 to 1994 he served as Financial Analyst for BI-LO, Inc., a supermarket chain. Prior to that time, he served as a Senior Auditor of Ernst & Young LLP from 1990 to 1992.

         The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

                            MANAGEMENT COMPENSATION

         Summary Compensation Table

         The following table sets forth certain information regarding compensation paid by the Company during the last three fiscal years to the Company's Chief Executive Officer (the "Named Executive Officer"). The salary and bonuses of each executive officer of the Company was less than $100,000 during fiscal 1997.


                                                      Annual Compensation
                                   ---------------------------------------------------------
                                                                                Other Annual     All Other
                                   Fiscal                                       Compensation   Compensation
Name and Principal Position        Year           Salary ($)     Bonus ($)        ($)(a)            ($)
---------------------------        ------         ----------     ---------      ------------   ------------
Buck Mickel, Chairman of the        1997            2,400            0              ---             ---
Board and Chief Executive Officer   1996            2,400            0              ---             ---
                                    1995            2,400            0              228             ---



(a) The amounts shown in this column were paid for the benefit of the Named Executive Officer for travel accident insurance that the Company has purchased for the benefit of its employees, executive officers and directors. The policy provides coverage to each executive officer and director of up to $500,000 for accidental death or dismemberment and a permanent total disability benefit, subject to certain conditions and limitations set forth in the policy.

        Most of the Company's employees, as well as its executive officers, are eligible to participate in the Company's medical and health benefit plan.

        The Company currently pays no cash directors' fees. On July 2, 1997, the Company granted C. C. Guy and Charles M. Bolt options to purchase 10,000 shares each of the Company's Common Stock at $.375, the market value of the Company's Common Stock on the date of the grant. Fifty percent of the shares of Common Stock covered by the options become exercisable on each of the first two anniversaries of the date of the grant. The options are scheduled to expire on July 2, 2007.

        Aggregated Option Exercises in Last Fiscal Year and
        Fiscal Year-end Option Values

        The Named Executive Officer had no unexercised options at the end of the 1997 fiscal year. No options relating to the Named Executive Officer were granted or exercised during fiscal 1997.

        Retirement Contracts

        Messrs. C.C. Guy and Charles M. Bolt retired as officers of the Company on January 17, 1995. In connection with Mr. Bolt's retirement, the Board of Directors of the Company originally agreed to continue Mr. Bolt's salary (in the annual amount of $100,000) for a period of one year following his retirement, during which time he would serve as a consultant to the Company on an as-needed basis. In November 1995 the Company recognized that it would continue to need Mr. Bolt's services and agreed to pay Mr. Bolt $1,000 per month for consulting services after January 1996, which payments continued during the 1997 fiscal year. In connection with Mr. Guy's retirement, the Company originally agreed to continue Mr. Guy's salary for a period of six months following his retirement at $4,000 per month, during which time he would serve as a consultant to the Company on an as-needed basis. In July 1995, the Company continued to need Mr. Guy's consulting services and agreed to continue paying him $100 per month for such services. This amount was increased to $200 per month in November 1995. The Board determined that these payments were appropriate in light of these officers' long records of service to the Company and value as consultants to the Company. The Company anticipates that these individuals will continue to serve as consultants during fiscal year 1998. In addition, Mr. Buck A. Mickel resigned as Vice

President of the Company on January 17, 1995. The Board had originally agreed to continue Mr. Buck A. Mickel's salary following his resignation as Vice President of the Company at $2,500 per month through June 30, 1995, during which time he would serve as a consultant to the Company on an as-needed basis. Because of the continuing need to oversee the management of the legal contingencies of Wiegmann & Rose, however, Mr. Mickel continued to serve as President of Wiegmann & Rose at a salary of $2,500 per month in lieu of consulting pay. Effective September 1, 1996, Mr. Buck A. Mickel was elected Vice President of the Company at a salary of $4,000 per month.


                           RELATED PARTY TRANSACTIONS

        Certain information concerning related party transactions respecting the members of the Compensation Committee, members of their families, and other executive officers, directors and owners of 5% or more of the outstanding Common Stock of the Company (a "5% or More Owner") is set forth below.

        Purchase of HomeAdd Financial Corporation

        On November 4, 1996, the Company purchased for cash all of the outstanding common stock of HomeAdd Financial Corporation ("HomeAdd"), formerly CambridgeBanc, Inc. from Emergent Group, Inc. for a total purchase price of $15,000. This sum represents the Company's estimate of the fair value of the furniture and equipment owned by CambridgeBanc, Inc. CambridgeBanc, Inc. was formed by Emergent Group, Inc. in 1995. Through HomeAdd, the Company originates and sells loans secured by liens on improved property.

        In addition to the purchase agreement to acquire the common stock of HomeAdd, the Company executed a lease agreement with Emergent Group, Inc. in which the Company paid $18,000 for the use of additional furniture and equipment for one year. HomeAdd executed a sublease agreement to rent through November 4, 1997, from Emergent Group, Inc. the office space that it occupied at that time at $1,757 per month.

        Mr. Buck Mickel, Chairman of the Board and Chief Executive Officer of the Company and a 5% or More Owner, also serves on the board of directors of Emergent Group, Inc. and beneficially owns less than 5% of its outstanding common stock. C. Thomas Wyche, Secretary of the Company, also serves as Secretary of Emergent Group, Inc. and is a shareholder of Emergent Group, Inc., owning less than 5% of its outstanding common stock. In addition, each of Buck
A. Mickel, Charles C. Mickel and Minor Mickel Shaw are 5% or More Owners of the Company as well as shareholders of Emergent Group, Inc., each owning less than 5% of its outstanding common stock. Buck A. Mickel is a Vice President and director of the Company, and President of Wiegmann & Rose.

        Salary and Other Compensation Arrangements

        As described herein under the subheading "Election of Directors"--"Management Compensation"--"Retirement Contracts", the Company pays consulting fees to Messrs. C.C. Guy, Charles M. Bolt and Buck A. Mickel.

        Guarantees by Directors and Officers

        During October 1994 the Company executed a $500,000 unsecured line of credit with a bank. This credit facility was guaranteed by Mr. Buck Mickel and expired on December 31, 1995. This credit facility was not used during fiscal 1996 or 1997.

        Corporate Office Arrangement

        During the 1997 fiscal year the Company leased approximately 1,545 square feet of floor space at 245 East Broad Street, Greenville, South Carolina, for its principal executive offices under a month-to-month lease arrangement with Micco Corporation at a monthly rental of $885 per month. Effective September 1, 1996, the lease amount was increased from $354 per month to reflect the increased usage of the offices as the result of the new business that the Company had acquired. The monthly lease amount had been reduced from $1,180 per month to $590 per month in January 1993, and from $590 per month to $354 per month in September 1993. The Company shared common areas of this office space with Micco Corporation. Micco Corporation reimbursed the Company each month for a portion of the office expenses relating to this office space, including a portion of the costs of the Company's administrative assistant. During fiscal 1995 and 1996, Micco Corporation reimbursed the Company for 70% of these expenses; effective September 1, 1996, this percentage was decreased to 25% to reflect the Company's increased usage of this office space and services. Such reimbursements amounted to $38,040 and $8,430 during fiscal 1996 and 1997, respectively, after offset by the amount of rent owed to Micco Corporation. The Company believes that the terms of this arrangement have been, since inception, at least as favorable as could be obtained from a third party. Micco Corporation is owned by, and its directors, principal officers and shareholders are, Buck A. Mickel (President of Wiegmann & Rose, Vice President and a director of the Company and a 5% or More Owner), Minor H. Mickel (a former director and 5% or More Owner), Minor Mickel Shaw (a 5% or More Owner) and Charles C. Mickel (a 5% or More Owner). Minor H. Mickel is the wife of Buck Mickel, and Buck A. Mickel, Charles C. Mickel and Minor Mickel Shaw are the adult children of Minor H. and Buck Mickel.

        During September 1997, the Company moved its executive offices to a facility consisting of approximately 3,000 square feet of floor space located at 28 East Court Street, Greenville, South Carolina. The monthly rental expense to be incurred by the Company beginning in September 1997 is $2,250 under a month-to-month lease arrangement. The lease at 28 East Court Street, Greenville, South Carolina includes office furniture and equipment. The office space at 28 East Court Street, Greenville, South Carolina is leased from CTST, LLC. CTST, LLC is owned by three shareholders: Buck A. Mickel, Charles C. Mickel and Minor Mickel Shaw. As described above, each of these individuals is a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Buck A. Mickel is a Vice President and a director of the Company, and President of Wiegmann & Rose, and the other two shareholders are his adult siblings. The Company believes that this lease contains provisions as favorable to the Company as could be obtained from a third-party landlord. Micco Corporation also moved its offices to the office facility at 28 East Court Street, Greenville, South Carolina. Micco Corporation pays rent to CTST, LLC for the space it occupies. Micco Corporation and the Company share common areas of this office space. Micco Corporation reimburses the Company for 25% of other office expense, including 25% of the salary and benefits of the Company's administrative assistant, incurred by the Company at its executive offices. The Company estimates that reimbursements in the approximate amount of $20,000 will be paid by Micco Corporation to the Company in fiscal year 1998 pursuant to this arrangement. The Company believes that this approximates Micco Corporation's usage of office services and that the terms of this arrangement are at least as favorable as could be obtained from a third party.

        Legal Fees

        The law firm of Wyche, Burgess, Freeman & Parham, P.A. serves as general counsel to the Company. C. Thomas Wyche, the Secretary of the Company, is a senior member of such law firm. Fees paid to such law firm by the Company were less than one percent of the law firm's gross revenues during the firm's last fiscal year. The Company believes that the terms of its relationship with the law firm are at least as favorable as could be obtained from a third party.

                    PROPOSED AMENDMENT TO STOCK OPTION PLAN
                           (Item No. 2 on the Proxy)

        The Board of Directors and the Compensation Committee recommend that the shareholders approve adoption by the Company of Amendment No. 3 to the RSI Holdings, Inc. Stock Option Plan (the "Option Plan", and as proposed to be amended the "Amended Option Plan"). The proposed amendment increases the number of shares of the Company's Common Stock that may be issued pursuant to options granted under the plan from an aggregate of 250,000 to an aggregate of 750,000. The Board and the Compensation Committee recommend approval of the proposed amendment because they believe that the Option Plan is an effective component of management compensation and, if all currently outstanding options were exercised in full, additional options covering only 12,500 shares could currently be granted pursuant to the plan, which was originally adopted in 1991. Except as set forth above, the Option Plan would remain unaltered in all material respects.

        Under the Amended Option Plan, the Board or (Committee) would have the discretion to grant options for up to an aggregate maximum of 750,000 shares of the Company's Common Stock (including shares previously issued under the plan). As of December 3, 1997, an aggregate of 237,500 shares of the Company's Common Stock had previously been issued or are covered by outstanding options under the plan.

        The purpose of the Amended Option Plan is to promote the growth and profitability of the Company and its subsidiaries by increasing the personal participation of key and middle level executives in the continued growth and financial success of the Company and its subsidiaries, by enabling the Company and its subsidiaries to attract and retain key and middle level executives of outstanding competence and by providing such key and middle level executives with an equity opportunity in the Company. The Board or a committee of the Board administers the Amended Option Plan.

        Participation in the Amended Option Plan is determined by the Board or a committee of the Board and is limited to those key and middle level executives, who may or may not be officers or members of the Board, of the Company or its subsidiaries who have the greatest impact on the Company's long-term performance. In making any determination as to the key and middle level executives to whom options shall be granted and as to the number of shares to be subject thereto, the Board (or committee) shall take into account, in each case, the level of responsibility of the key or middle level executive's position, the level of the key or middle level executive's performance, the key or middle level executive's level of compensation, the assessed potential of the key or middle level executive and such other factors as the Board (or committee) shall deem relevant to the accomplishment of the purposes of the plan. Directors who are not also key or middle level executives will not be eligible to participate in the Amended Option Plan. At this time, the Company believes that approximately six employees of the Company are currently eligible to participate in the plan.

        The term of each option shall be established by the Board (or committee), but shall not exceed ten years, and the option will be exercisable according to such schedule as the Board of Directors (or committee) may determine. The recipient of an option will not pay the Company any amount at the time of receipt of the option. If an option shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject to the option shall again be available for the purposes of the Amended Option Plan.

        In the discretion of the Board of Directors (or committee), options granted under the Amended Option Plan may be "incentive stock options" for federal income tax purposes. The Company is not allowed a deduction at any time in connection with, and the participant is not taxed upon either the grant or the exercise of, an "incentive stock option." The difference between the exercise price of such option and the market value of the shares of Common Stock at the date of exercise, however, constitutes a tax preference item for the participant in the year of exercise for alternative minimum tax purposes. To qualify as an incentive stock option, among other things, the stock acquired by the participant must be held for at least two years after the option is granted and one year after it is exercised. If the participant holds the stock for the period of time required for incentive stock option qualification, then he or she will be taxed only upon any gain realized upon disposition of the stock. The participant's gain at that time will be equal to the difference between the sales price of the stock and the exercise price. If an incentive stock option is exercised after the death of the employee by the estate of the decedent, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of death of the decedent, none of the time requirements described in this paragraph shall apply.

        If the participant fails to satisfy these time requirements, the option will be treated in a manner similar to options that are not incentive stock options. The participant is generally not taxed upon the grant of an option that is not an incentive stock option. Upon exercise of any such option, the participant recognizes ordinary income equal to the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price. Generally, the Company receives a deduction for the amount the participant reports as ordinary income arising from the exercise of the option. Upon a subsequent sale or disposition of the stock, the holder would be taxable on any excess of the selling price over the fair market value at the date of the exercise. If the participant fails to satisfy the time requirements described above with respect to an option intended to be an incentive stock option, the income to the participant and the deduction for the Company shall arise at the time of the early disposition and shall equal the excess of (a) the lower of the fair market value of the shares at the time of exercise or such value at the time of disposition over (b) the exercise price. The Amended Option Plan does not satisfy all the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Nonetheless, the Company anticipates that none of the compensation payable pursuant to the plan will lose its deductibility by reason of Section 162(m), because no Covered Employee as (as defined in Section 162(m)) who can participate in the plan is expected to receive in any fiscal year aggregate compensation that exceeds $1 million and does not qualify as performance-based compensation under Section 162(m).

        The Amended Option Plan provides that no option may be exercised more than three months after a participant's termination of employment with the Company, unless the participant dies while in the employ of the Company or within such three-month period or the participant's employment is terminated by reason of having become permanently and totally disabled, in which event the option may be exercised during the one-year period after the date of termination of the participant's employment. In no event may an option be exercised after the expiration of its fixed term.

        Options granted pursuant to the Amended Option Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

        The price per share at which each option granted under the Amended Option Plan may be exercised shall be such price as shall be determined by the Board (or committee) at the time of grant based on such criteria as may be adopted by the Board (or committee) in good faith; provided, however, in the case of an option intended to qualify as an incentive stock option, the price per share shall not be less than the fair market value of the stock at such time such option is granted.

        A participant may exercise an option by completing each of the following steps: (i) indicating in writing the decision to exercise the option and delivering such notice to the Company; (ii) tendering to the Company payment in full in cash (or, if the Board (or committee) so determines at the time of grant, in shares of the Company's Common Stock) of the exercise price for the shares for which the option is exercised; (iii) tendering to the Company payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to taxable income; and (iv) complying with such other requirements as the Board (or committee) shall establish.

        The Amended Option Plan provides that it may be terminated or amended by the Board of Directors (or committee), except that shareholder approval would be required in the event an amendment were to: (i) materially increase the benefits accruing to the participants; (ii) increase the number of securities issuable under the plan (other than an increase pursuant to the antidilution provision of the plan); (iii) change the class of employees eligible to receive options; or (iv) otherwise materially modify the requirements for eligibility.

        The Amended Option Plan provides that no person, estate or entity shall have any of the rights of a shareholder with respect to shares subject to an option until a certificate(s) for such shares has been delivered.

        No certificate(s) for shares shall be executed and delivered upon exercise of an option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Exchange Act, the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange on which the Common Stock of the Company may, at the time, be listed.

        The following table provides certain information with respect to the Option Plan:


                                                                                Shares
                              Shares        Shares         Aggregate           Covered        Shares
                            Covered by    Covered by      Market Value            by        Covered by          Dollar Value of
                             Options       Options        in Excess of         Options       Options          In-The-Money Options
                             Granted      Exercised      Exercise Price       Terminated   Outstanding           Outstanding at
                              Since         Since         of Exercised          Since      at December        December 3, 1997 (2)
    Name and Position       Inception     Inception      Options (1)($)       Inception      3, 1997                  ($)
------------------------------------------------------------------------------------------------------------------------------------
Buck A. Mickel, Vice          35,000             0                 0                 0        35,000                 6,250
President of the Company

Joe F. Ogburn, Treasurer      35,000             0                 0                 0        35,000                 6,250
and Vice President of the
Company

Matthew J. Marron, Jr.,       20,000             0                 0                 0        20,000                     0
President HomeAdd
Financial Corporation

All current executive         90,000             0                 0                 0        90,000                12,500
officers, as a group

C. C. Guy, Director           20,000             0                 0                 0        20,000                 6,250

Charles M. Bolt, Director     20,000             0                 0                 0        20,000                 6,250

All non-executive officer
employees, as a group         87,500         5,000             1,250            45,000        37,500                 1,563



         (1)      Based on the bid per share price of the Common Stock on July
                  2, 1997.

         (2) Based on the bid per share price of the Common Stock on December 3, 1997.

        The Amended Option Plan provides that it shall terminate on the close of business of June 27, 2000, and no option shall be granted under the plan thereafter, but such termination shall not affect any option theretofore granted under the plan.

        As of December 3, 1997, the bid price for a share of Common Stock of the Company was $.4375.

         Each of Buck A. Mickel, Joe F. Ogburn and Matthew J. Marron, Jr. currently participates in the plan and could be deemed to have an interest in approval of the proposed amendment to such plan.

        The Amended Option Plan is being submitted to the shareholders of the Company for approval because the Plan requires approval of the proposed amendment and in order to continue to qualify the plan under the "incentive stock option" rules of the Internal Revenue Code of 1986, as amended. The proposed amendment to the Option Plan will not become effective if the requisite shareholder vote on approval is not obtained.

                    RATIFICATION OF ELECTION OF ACCOUNTANTS
                           (Item No. 3 on the Proxy)

        The Board of Directors recommends the ratification of the appointment of Ernst & Young LLP, independent certified public accountants, as auditors for the Company and its subsidiaries for fiscal year 1998 and to audit and report to the shareholders upon the financial statements as of and for the period ending August 31, 1998. Based upon the recommendation of the Company's Audit Committee, the Board has appointed the accounting firm of Ernst & Young LLP as the Company's independent auditors for the Company's 1998 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions which shareholders may have. Neither Ernst & Young LLP nor any of its members has any relationship with the Company except in the firm's capacity as such auditors and as the Company's tax advisor.

        The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the shareholders for ratification.


                            SOLICITATION OF PROXIES

        The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telegram or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged American Stock Transfer & Trust Company, its transfer agent, to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries in exchange for reimbursement of reasonable out-of-pocket expenses.


                           PROPOSALS OF SHAREHOLDERS

        Any shareholder of the Company who desires to present a proposal at the Annual Meeting of Shareholders to be held after the end of fiscal 1998 for inclusion in the proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before August 14, 1998.

                               OTHER INFORMATION

        The Company's annual report is mailed with this Proxy Statement. The Company will provide without charge to any shareholder of record as of December 3, 1997, and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting of Shareholders, upon written or oral request of such person, a copy of the Company's fiscal 1997 annual report on Form 10-KSB, including financial statements and financial statement schedules, but excluding exhibits, filed with the Securities and Exchange Commission. Upon payment of the reasonable copying cost thereof, the Company will make available the exhibits to the Company's fiscal 1997 annual report on Form 10-KSB. Any such request should be directed to RSI Holdings, Inc., 28 East Court Street, Post Office Box 6847, Greenville, South Carolina 29606, Attention: Investor Relations.

                                 OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person voting them.


        The above Notice and Proxy Statement are sent by order of the Board of Directors.

        C. Thomas Wyche, Secretary



Greenville, South Carolina
December 12, 1997

                                                                      APPENDIX A



                                      PROXY
                               RSI HOLDINGS, INC.
                        ANNUAL MEETING, JANUARY 15, 1998


         The undersigned shareholder of RSI Holdings, Inc., a North Carolina corporation, hereby constitutes and appoints Buck Mickel, Buck A. Mickel and C. Thomas Wyche, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of Shareholders, to be held at the offices of RSI Holdings, Inc., 28 East Court Street, Greenville, South Carolina, on January 15, 1998, at 10:00 A.M., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote:

         Please sign on reverse side and return in the enclosed postage-paid envelope.

[ ]  Please mark
     your votes as
     in this
     example.

                           FOR all nominees      WITHHOLD
                           listed at right      AUTHORITY
                               (except         to vote for
                           as marked to the         all
                           contrary below)       nominees     Nominee(s):

1.    ELECTION OF DIRECTORS      [ ]                [ ]       Buck Mickel
                                                              C. C. Guy
                                                              Charles M. Bolt
                                                              Buck A. Mickel



(INSTRUCTIONS:  TO  WITHHOLD  AUTHORITY  TO  VOTE  FOR AN
INDIVIDUAL  NOMINEE  WRITE  THAT  NOMINEE'S  NAME  IN THE
SPACE PROVIDED BELOW.)

____________________________________________________________




                                                        FOR    AGAINST   ABSTAIN

2.       To vote on approval of the proposed
         amendment to the RSI Holdings, Inc. Stock
         Option Plan to increase from 250,000 to
         750,000 the aggregate number of shares of
         the Company's common stock issuable
         thereunder.
                                                        [ ]      [ ]       [ ]


3.       The ratification of the appointment of Ernst
         & Young LLP as independent auditors of the
         Company for fiscal year 1998.
                                                        [ ]      [ ]       [ ]


4. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.


         A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy is present and acting, then that one) shall have and may exercise all the powers hereby conferred.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RSI HOLDINGS, INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1, 2 AND 3, and Proxy holders will vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated December 12, 1997 and the Proxy Statement furnished herewith.

        PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE
--------------------------------------------------------------------------------
                              DATED       SIGNATURE IF JOINTLY OWNED       DATED

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                       EXHIBIT A

                     AMENDMENT NO. 3 TO RSI HOLDINGS, INC.
                               STOCK OPTION PLAN


         This Amendment is made as of the ______ day of _______, 1997 to the RSI Holdings, Inc. Stock Option Plan, as amended to date (the "Plan").

         1. The second sentence of Section 4 entitled "Stock Subject to Plan" shall be deleted and replaced with the following:

                  An aggregate of 750,000 shares are reserved for the grant under this Plan of Options, any or all of which, at the Board's (or Committee's, as applicable) discretion, may be intended to qualify as incentive stock options under Section 422 of the Code.

         In all other respects the Plan shall remain unchanged.